Tonix Pharmaceuticals Holding Corp. 8-K

Exhibit 99.02

ADVANCING FIBROMYALGIA TREATMENT: TRANSMUCOSAL SUBLINGUAL CYCLOBENZAPRINE (TNX-102 SL) TARGETS NONRESTORATIVE SLEEP AND PROVIDES SUSTAINED PAIN REDUCTION

TONIX PHARMACEUTICALS

POS0216

Iredell Iglehart III[1], Gregory Sullivan[2], Seth Lederman[2]

[1]Private Practice, Baltimore, MD, USA, [2]Tonix Pharmaceuticals, Chatham, NJ, USA

INTRODUCTION

- Fibromyalgia (FM) is characterized by widespread pain, fatigue, cognitive disturbances, mood symptoms, and *nonrestorative sleep*, with the final symptom experienced by over 90% of patients[1,2]
- An anomalous non-rapid eye movement (NREM) arousal rhythm has been observed on electroencephalogram (EEG) recordings during sleep in patients with FM[3]
- Additionally, healthy volunteers subjected to noise that artificially disrupts NREM sleep developed a similar EEG anomaly and complained of non-refreshing sleep, diffuse myalgia, and fatigue[4]
- Cyclobenzaprine (CBP) 10-40 mg/d has been investigated as a treatment for FM
  - Meta-analyses of these studies indicate that while CBP significantly improved sleep, it only transiently improved pain, did not affect fatigue, and led to side effects in 85% of patients[5]
- Low-dose CBP (<5 mg/d) administered before bed was shown to improve pain, tenderness, fatigue, mood, and sleep quality[6]
- The ability of CBP to improve sleep quality may be due to its functional antagonism at the 5-HT2A serotonergic, α1-adrenergic, H1-histaminergic, and M1-muscarinic anticholinergic receptors; CBP also has weak inhibitory effects on the serotonin and norepinephrine transporters (SERT and NET, respectively)
- After oral administration, CBP undergoes first-pass metabolism to norcyclobenzaprine (nCBP)
- Compared with CBP, nCBP has a longer half-life (~3 days), lower affinities for the 5HT2A, α1, H1, and M1 receptors, and a higher affinity for the NET, which can be activating
- TNX-102 SL is a transmucosally absorbed formulation of CBP designed to decrease the accumulation of nCBP by reducing first-pass metabolism
- A previous single-dose pharmacokinetic (PK) study revealed that TNX-102 SL 2.8 mg results in 54% higher CBP bioavailability and a 16% lower nCBP AUC relative to that of dose-adjusted oral immediate-release (IR) CBP 5 mg

AIM

- To test the ability of daily bedtime administration of TNX-102 SL to reduce FM pain by targeting nonrestorative sleep with reduced nCBP accumulation interference

METHODS

Phase 1 PK Study and PK Modeling

- A single-center, open-label, randomized, multiple-dose, 2-arm, parallel study (N=24) compared the PKs of TNX 102 SL 5.6 mg (2 × 2.8 mg) tablets with AMRIX extended-release (ER) capsules at the maximum recommended daily dose of 30 mg/d
- The study included a 30-day screening period and a 21-day confinement period with 20-day daily dosing to reach steady state; PK blood collection was performed up to 648 hours (27 days) after the last dose
- The following PK parameters were calculated by standard noncompartmental methods for CBP and nCBP:
  - Day 1: $AUC_{0\text{-}24}$, C_{max}, T_{max}
  - Day 20: $AUC_{0\text{-}\tau\ ss}$, $AUC_{0\text{-}t}$, $AUC_{0\text{-}inf}$, $C_{max\ ss}$, $C_{min\ ss}$, residual area, T_{max}, $T_{½\ el}$, K_{el}, FI (%)
- The TNX-102 SL 5.6 mg PK data were compared against PK simulations of steady-state oral IR CBP 10 mg
  - Concentration-time profiles of CBP and nCBP during multiple dosing of oral IR CBP 10 mg once daily at steady state were simulated from single-dose oral IR CBP 5 mg data from a previous study using nonparametric superposition methodology assuming linear PKs for CBP and nCBP

Phase 3 Confirmatory Registrational Study

- The RESILIENT study randomized patients with FM 1:1 to receive TNX-102 SL 2.8 mg for 2 weeks followed by 5.6 mg for 12 weeks or matching placebo for 14 weeks.
- The primary endpoint was change from baseline to Week 14 in weekly average of daily diary pain numeric rating scale (NRS) scores analyzed by mixed model repeated measures (MMRM), with multiple imputation (MI) for missing data
- Key secondary endpoints included evaluations of the effects of TNX-102 SL on sleep (PROMIS Sleep Disturbance and daily sleep quality NRS scores) and fatigue (PROMIS Fatigue scores) at Week 14, which were analyzed in the same manner as the primary endpoint
- Safety was assessed by adverse events, vital signs/weight, physical exams, clinical lab tests, C-SSRS, and Beck Depression Inventory II (BDI-II)

RESULTS

PK Study and Modeling

- PK results showed that following the first (Day 1) and last (Day 20) dose of TNX-102 SL 5.6 mg, exposure to CBP and its long-lasting major metabolite, nCBP, was less than with AMRIX ER 30 mg
- In a 20-day multiple-dose PK study, TNX-102 SL achieved a higher dynamic peak CBP level at steady state compared with the background level of nCBP
- A total of 9 phase I metabolites and 8 phase II metabolites were detected in human plasma after dosing with CBP
  - All metabolites detected after TNX-102 SL 5.6 mg dosing were also detected in the samples after dosing with AMRIX 30 mg ER capsules; no new metabolites were noted with the SL formulation
- Day 20 concentration-time profiles of CBP and nCBP after TNX-102 SL 5.6 mg administration and simulated oral CBP 10 mg administration are displayed in **Figure 1**
- In the 8 hours following bedtime administration of TNX-102 SL 5.6 mg, steady-state CBP AUC and C_{max} were higher than nCBP AUC and C_{max}; after simulated oral CBP administration, nCBP AUC and C_{max} were higher than those of CBP

Figure 1. Multiple-Dose PKs of TNX-102 SL 5.6 mg (Measured) Compared With Immediate-Release Oral Cyclobenzaprine 10 mg (Simulated)



Steady-State PKs (after 20 days of dosing)
Sleep Time
Awake Time
Concentration [pg/mL]
Time [hrs]
CBP from TNX-102 SL 5.6 mg (Measured)
CBP from oral IR CBP 10 mg (Simulated)
nCBP from TNX-102 SL 5.6 mg (Measured)
nCBP from oral IR CBP 10 mg (Simulated)
Reduced accumulation of nCBP relative to CBP in TNX-102 SL may contribute to durable activity with chronic dosing

Accumulation of nCBP may blunt dynamic effects of oral CBP after repeated daily dosing

CBP, cyclobenzaprine; IR, immediate release; nCBP, norcyclobenzaprine; SL, sublingual.

RESILIENT Efficacy

- In the Phase 3 RESILIENT study, a total of 457 patients with FM were randomized to TNX-102 SL 5.6 mg administered before bedtime (n=231) or placebo (n=226)
- In total, 436 (95.4%) were females, 386 (84.5%) were White/Caucasian, mean (SD) duration of FM disease was 9.2 (9.0) years, and mean (SD) baseline NRS pain score was 5.9 (1.1)
- TNX-102 SL demonstrated a highly statistically significant improvement in the primary endpoint, ie, mean weekly average of daily NRS pain scores vs placebo at Week 14 (p<0.0001; **Figure 2**)
  - Significant pain score improvements vs placebo were observed beginning at Week 1 and continued each week through Week 13 (p-values descriptive for Weeks 1-13)

Figure 2. In the RESILIENT Study, TNX-102 SL Significantly Improved Weekly Average Pain Scores vs Placebo at Week 14#



Weekly Average of Daily Diary NRS Ratings of Average Pain Over Prior 24 Hours
Placebo (N=225)
TNX-102 SL (N=231)
LS Mean (SE) Change in NRS Pain Score
Week of Study

Week 14 LS mean (SE) change from baseline for TNX-102 SL, -1.82 (0.12) and for placebo, -1.16 (0.12); LSMD from placebo, -0.65 (0.16); **p=0.00005#**

*p<0.01; **p<0.001; ***p<0.0001

#Based on mixed model repeated measures with multiple imputation, with fixed categorical effects of treatment, center, study week, and treatment by study week interaction, as well as baseline value and baseline value-by-study week interaction.

LS, least-squares; LSMD, least-squares mean difference; NRS, numerical rating scale; SE, standard error.

- Furthermore, differences in key secondary endpoints evaluating sleep and fatigue were statistically significant (all p-values <0.001) vs placebo (**Table 1**). Effect size for the primary endpoint was 0.38, and those for sleep and fatigue secondary endpoints ranged from 0.32–0.50.

Table 1. Key Secondary Efficacy Endpoints Evaluating Sleep and Fatigue Outcomes at Week 14

Secondary Endpoint	TNX-102 SL LS Mean (SE)	Placebo LS Mean (SE)	LS Mean (SE) Difference	P-value	Effect Size[a]
PROMIS Sleep Disturbance	-8.44 (0.58)	-4.20 (0.56)	-4.24 (0.79)	<0.0001	0.50
Diary Sleep Quality Ratings	-1.77 (0.12)	-1.20 (0.12)	-0.57 (0.17)	<0.001	0.32
PROMIS Fatigue	-7.18 (0.55)	-4.16 (0.56)	-3.01 (0.77)	<0.0001	0.37

[a]Effect size calculated as: effect size = (difference in LS means/standard error) x square root ($1/N_{placebo} + 1/N_{active}$).
MMRM with MI, LS, least-squares; SE, standard error.

RESILIENT Safety and Tolerability

Table 2. Treatment-Emergent Adverse Events (TEAEs) Occurring in ≥3% of Patients in Any Treatment Group

System Organ Class Preferred Term[a], n (%)	TNX-102 SL (n=231)	Placebo (n=226)
Systemic Adverse Events		
COVID-19	10 (4.3)	7 (3.1)
Somnolence	7 (3.0)	3 (1.3)
Headache	7 (3.0)	4 (1.8)
Oral Cavity Adverse Events		
Hypoesthesia, oral	55 (23.8)	1 (0.4)
Product taste abnormal	27 (11.7)	2 (0.9)
Paresthesia, oral	16 (6.9)	2 (0.9)
Tongue discomfort	16 (6.9)	0 (0.0)

[a]Adverse events are coded using MedDRA, version 23.0.

- 81.0% of patients on TNX-102 SL and 79.2% on placebo completed the study
- TEAEs led to discontinuation in 6.1% and 3.6% of patients in the TNX-102 SL and placebo groups, respectively
- Two patients (0.9%) on TNX-102 SL and 3 patients on placebo had serious adverse events; only 1 (acute pancreatitis) in a patient taking TNX-102 SL was considered possibly related to treatment
- There were no safety signals by vital signs, weight, clinical labs, or physical exams or on C-SSRS or BDI-II

CONCLUSIONS

- Given the intended daily therapeutic administration of TNX-102 SL* at bedtime, these data indicate that at steady state, CBP AUC and C_{max} values are higher from 0-8 hours post-dose than are nCBP AUC and C_{max} values
- In contrast, simulation of steady state PK parameters following bedtime administration of oral IR CBP 10 mg predicts higher nCBP AUC and C_{max} compared with CBP AUC and C_{max}
- The dynamic changes in CBP and nCBP PKs that occur over 24 hours following administration of TNX-102 SL are believed to optimize its effects on the brain, with higher predicted occupancy at relevant receptors (5-HT2A, α1, H1and M1) during typical sleep hours
- From a clinical perspective, pharmacologically targeting nonrestorative sleep using TNX-102 SL administered at bedtime resulted in a statistically significant reduction in the primary pain efficacy endpoint in RESILIENT while also providing statistically signficant improvement in sleep and fatigue outcomes vs placebo and was generally well-tolerated
- These findings highlight the potential of TNX-102 SL as a novel, non-opioid analgesic for patients with FM

*TNX-102 SL is an investigational new drug and has not been approved for any indication.

REFERENCES

1. Bigatti SM, et al. *Arthritis Rheum.* 2008 15;59(7):961-7.
2. Theadom A, et al. *J Psychosom Res.* 2007;62(2):145-51.
3. Moldofsky H, et al. *Psychosom Med.* 1975;37(4):341-351.
4. Moldofsky H, Scarisbrick P. *Psychosom Med* 1976; 38(1):35-44.
5. Tofferi JK, et al. *Arthritis Rheum.* 2004; 51(1):9-13.
6. Moldofsky H, et al. *J Rheumatol.* 2011;38(12):2653-63.

CONFLICT OF INTEREST

Iredell Iglehart III is an independent consultant.
Gregory Sullivan and Seth Lederman are employees of Tonix Pharmaceuticals.

ACKNOWLEDGEMENT

This study was supported by Tonix Pharmaceuticals (Chatham, NJ). Medical writing assistance was provided by Woven Health Collective (New York, NY) and was funded by Tonix Pharmaceuticals.

CONTACT INFORMATION

Iredell Iglehart, III, 6301 North Charles Street, Suite 5, Baltimore, MD 21212